Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Echelon Corporation:

We consent to the use of our report dated March 30, 2016, with respect to the consolidated balance sheets of Echelon Corporation as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2015, incorporated herein by reference.
/s/ KPMG LLP
Santa Clara, California
December 21, 2016